As filed with the Securities and Exchange Commission on May 24, 2013

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S–8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

GENTIVA HEALTH SERVICES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	36-4335801
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

3350 Riverwood Parkway, Suite 1400, Atlanta, GA 30339-3314

(Address of Principal Executive Offices)

Gentiva Health Services, Inc. 2004 Equity Incentive Plan (amended and restated as of March 16, 2011),

as amended by Amendment No. 1 thereto

(Full Title of the Plan)

John N. Camperlengo, Esq.

Senior Vice President, General Counsel and Secretary

Gentiva Health Services, Inc.

3350 Riverwood Parkway, Suite 1400

Atlanta, GA 30339

(770) 951-6450

(Name and Address, Including Zip Code,

and Telephone Number, Including Area Code, of Agent For Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b- 2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.10 per share	1,600,000	$9.765	$15,624,000	$2,131.12

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover such additional shares of common stock of the Registrant as may be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(2)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h) and Rule 457(c) under the Securities Act, based on the average of the high and low sale prices for shares of Gentiva common stock as reported on The NASDAQ Global Select Market on May 23, 2013.

EXPLANATORY NOTE

We are filing this Registration Statement to register an additional 1,600,000 shares of our common stock, par value $0.10 per share (the “Common Stock”), for issuance under the Gentiva Health Services, Inc. 2004 Equity Incentive Plan (amended and restated as of March 16, 2011), as amended by Amendment No. 1 thereto (the “Plan”).

In accordance with General Instruction E to Form S-8, the contents of the previous Registration Statements on Form S-8 related to the Plan (SEC File No. 333-115725) filed on May 21, 2004, (SEC File No. 333-161390) filed on August 17, 2009 and (SEC File No. 333-174930) filed on June 16, 2011 with the Securities and Exchange Commission (“SEC”) are incorporated by reference herein and made a part of this Registration Statement, except as amended hereby.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference into this Registration Statement the following documents filed by the Registrant with the SEC (SEC File No. 001-15669):

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012;

(b)	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2013;

(c)	The Registrant’s Current Report on Form 8-K filed with the SEC on May 14, 2013; and

(d)	The description of the Registrant’s common stock contained in the Registrant’s Registration Statement on Form 8-A as filed with the SEC on February 4, 2000, as amended, including any amendment or report filed for the purpose of updating such description.

All reports and definitive proxy or information statements filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (other than the portions of those documents not deemed to be filed) subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such documents.

Item 8. Exhibits.

Exhibit No.	Exhibit Description

4.1	Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Form 8-K of the Registrant filed on May 12, 2008)

4.2	Amended and Restated By-Laws of the Registrant (incorporated by reference to Form 8-K of the Registrant filed on November 7, 2011)

5.1	Opinion of John N. Camperlengo, Esq.*

23.1	Consent of PricewaterhouseCoopers LLP*

23.2	Consent of John N. Camperlengo, Esq. (included in Exhibit 5.1 hereto)*

24	Power of Attorney (included on the signature page hereto)*

99.1	Gentiva Health Services, Inc. 2004 Equity Incentive Plan (amended and restated as of March 16, 2011) (incorporated by reference to Appendix A to the Registrant’s Definitive Proxy Statement filed with the Securities and Exchange Commission on April 4, 2011)

99.2	Amendment No. 1 to Gentiva Health Services, Inc. 2004 Equity Incentive Plan (amended and restated as of March 16, 2011) (incorporated by reference to Appendix A to the Registrant’s Definitive Proxy Statement filed with the Securities and Exchange Commission on March 28, 2013)

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on this 24th day of May, 2013.

GENTIVA HEALTH SERVICES, INC.

By:	/s/ Tony Strange
Tony Strange
Chief Executive Officer and President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below (each being an officer and/or director of the Registrant) does hereby constitute and appoint Tony Strange, Eric R. Slusser and John N. Camperlengo and each of them, with full power of substitution, such person’s true and lawful attorneys-in-fact and agents for such person in such person’s name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully, to all intents and purposes, as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof. This Power of Attorney may be signed in one or more counterparts.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Capacity	Date

/s/ Tony Strange	Chief Executive Officer, President and Director (Principal Executive Officer)	May 24, 2013
Tony Strange

/s/ Eric R. Slusser	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)	May 24, 2013
Eric R. Slusser

/s/ David L. Gieringer	Vice President, Controller and Chief Accounting Officer (Principal Accounting Officer)	May 24, 2013
David L. Gieringer

/s/ Robert S. Forman, Jr.	Director	May 24, 2013
Robert S. Forman, Jr.

/s/ Victor F. Ganzi	Director	May 24, 2013
Victor F. Ganzi

Signature	Capacity	Date

/s/ Philip R. Lochner, Jr.	Director	May 24, 2013
Philip R. Lochner, Jr.

/s/ Stuart Olsten	Director	May 24, 2013
Stuart Olsten

/s/ Sheldon M. Retchin	Director	May 24, 2013
Sheldon M. Retchin

/s/ Raymond S. Troubh	Director	May 24, 2013
Raymond S. Troubh

/s/ Rodney D. Windley	Director	May 24, 2013
Rodney D. Windley

EXHIBIT INDEX

Exhibit No.	Exhibit Description

4.1	Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Form 8-K of the Registrant filed on May 12, 2008)

4.2	Amended and Restated By-Laws of the Registrant (incorporated by reference to Form 8-K of the Registrant filed on November 7, 2011)

5.1	Opinion of John N. Camperlengo, Esq.*

23.1	Consent of PricewaterhouseCoopers LLP*

23.2	Consent of John N. Camperlengo, Esq. (included in Exhibit 5.1 hereto)*

24	Power of Attorney (included on the signature page hereto)*

99.1	Gentiva Health Services, Inc. 2004 Equity Incentive Plan (amended and restated as March 16, 2011) (incorporated by reference to Appendix A to the Registrant’s Definitive Proxy Statement filed with the Securities and Exchange Commission on April 4, 2011)

99.2	Amendment No. 1 to Gentiva Health Services, Inc. 2004 Equity Incentive Plan (amended and restated as of March 16, 2011) (incorporated by reference to Appendix A to the Registrant’s Definitive Proxy Statement filed with the Securities and Exchange Commission on March 28, 2013)

*	Filed herewith

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